UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2006

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2006, Amylin Pharmaceuticals, Inc. (the “Company”) entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (the “Underwriters”) relating to the sale to the Underwriters of 10,000,000 shares (the “Offering Shares”) of the Company’s common stock, par value $0.001 per share, and the granting of an over-allotment option to purchase up to an additional 1,500,000 shares (which, together with the Offering Shares, are referred to herein as the “Shares”) of the Company’s common stock to the Underwriters. On March 30, 2006, the Company filed a prospectus supplement dated March 29, 2006 relating to the issuance and sale of the Shares with the Securities and Exchange Commission.

Certain of the Underwriters and their respective affiliates have, from time to time, performed and may in the future perform various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(D)          Exhibits.

Number	Description

1.1	Underwriting Agreement, dated March 29, 2006, by and between Amylin Pharmaceuticals, Inc. and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Lehman Brothers Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: March 30, 2006	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Legal, General Counsel, Secretary
and Chief Compliance Officer

INDEX TO EXHIBITS

1.1	Underwriting Agreement, dated March 29, 2006, by and between Amylin Pharmaceuticals, Inc. and Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co., Bear, Stearns & Co. Inc. and Lehman Brothers Inc.